EXHIBIT 24.1

                            LIMITED POWER OF ATTORNEY

Know all men by these presents that AltaFin, B.V. does hereby make, constitute and appoint Moshe J Anahory as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to its investment in Maverick Oil and Gas, Inc., a Nevada corporation (including any amendments or supplements to any reports, forms or schedules previously filed by such persons or entities): (i) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), including without limitation, Schedule 13D, Schedule 13G, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation Form ID.

ALTAFIN, B.V.

By: AMICORP Curacao N.V., its Managing Director


By: /s/ Gerlof Bouma
    -------------------------------------------
        Mr. Gerlof Bouma
        Managing Director

April 19, 2005